As filed with the U.S. Securities and Exchange Commission on December 18, 2024.

Registration No. 333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FIRST COMMUNITY CORPORATION (Exact name of registrant as specified in its charter)
South Carolina (State or other jurisdiction of incorporation or organization)	57-1010751 (I.R.S. Employer Identification Number)
5455 Sunset Blvd. Lexington, South Carolina 29072 (803) 951-2265 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael C. Crapps

President and Chief Executive Officer

First Community Corporation

5455 Sunset Blvd.

Lexington, South Carolina 29072

(803) 951-2265
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: Brittany M. McIntosh John M. Jennings Nelson Mullins Riley & Scarborough LLP 2 West Washington Street, Suite 400 Greenville, South Carolina 29601 (864) 373-2326

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the U.S. Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 18, 2024

PROSPECTUS $75,000,000 Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Subscription Rights, Stock Purchase Contracts, Stock Purchase Units, Units

In this prospectus, unless the context suggests otherwise, references to the “Company,” “we,” “us,” and “our” mean the combined business of First Community Corporation and its subsidiary bank, First Community Bank (the “Bank”).

We may offer and sell, from time to time, in one or more offerings, and in any combination up to a total initial offering price not exceeding $75,000,000:

•         common stock;

•         preferred stock;

•         debt securities;

•         warrants;

•         depositary shares;

•         subscription rights;

•         stock purchase contracts;

•         stock purchase units; and

•         units.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering. Each time that we offer and sell securities, we will provide a prospectus supplement that contains specific information about the securities and their terms, the manner in which we will offer them for sale and the net proceeds that we will receive from securities sales.

For more detail, see “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” Description of Depositary Shares,” “Description of Subscription Rights,” “Description of Stock Purchase Contracts and Stock Purchase Units” and “Description of Units.”

We may offer and sell these securities directly to you, or through one or more underwriters, dealers or agents that we select. If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds will be the public offering price minus any applicable agent’s commissions, underwriter’s discounts and other offering expenses.

Our common stock is quoted on The Nasdaq Capital Market under the trading symbol “FCCO.” On December 17, 2024, the last reported sale price of our common stock was $25.95. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents that are incorporated or deemed incorporated by reference into this prospectus before investing in any of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 18, 2024.

About this Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell securities in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus.

This prospectus provides you with only a general description of the securities we may offer. Each time we offer and sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. Any information or statement contained in this prospectus will be deemed to be modified or superseded by any inconsistent information or statement contained in a prospectus supplement. Accordingly, if there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement and any documents that we incorporate by reference in this prospectus or any prospectus supplement, together with the additional information referred to under the heading “Where You Can Find More Information,” before you invest.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website at www.sec.gov.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.

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CAUTIONARY Note Regarding Forward-Looking Statements

This prospectus and any applicable prospectus supplement (including the documents and information incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act. You can identify these statements because they are not limited to historical fact or they use words such as “expects,” “intends,” “believes,” “may,” “will,” “would,” “could,” “should,” “plan,” “anticipate,” “estimate,” “possible,” “likely” or other indications that the particular statements are not historical facts.  Examples of forward-looking statements would include statements with respect to management’s current beliefs and expectations regarding future plans, strategies and financial performance, regulatory developments, industry and economic trends, and other matters.

Forward-looking statements are subject to risks, uncertainties and other factors (including, without limitation, those referred to herein under “Risk Factors”) that may change at any time and may cause our actual results to differ materially from those that we expected. We derive many of these statements from our operating budgets and forecasts, which are based on many detailed assumptions that we believe are reasonable. However, it is very difficult to predict the effect of known factors on future results, and we cannot anticipate all factors that could affect future results that may be important to you. Important factors that could cause actual results to differ materially from the expectations expressed in or implied by such forward-looking statements include, but are not limited to:

•	credit losses as a result of, among other potential factors, declining real estate values, increasing interest rates, increasing unemployment, or changes in customer payment behavior or other factors;
•	the amount of our loan portfolio collateralized by real estate and weaknesses in the real estate market;
•	restrictions or conditions imposed by our regulators on our operations;
•	the adequacy of the level of our allowance for credit losses and the amount of credit loss provisions required in future periods;
•	examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for credit losses, write-down assets, or take other actions;
•	risks associated with actual or potential information gatherings, investigations or legal proceedings by customers, regulatory agencies or others;
•	reduced earnings due to higher credit impairment charges resulting from additional decline in the value of our securities portfolio, specifically as a result of increasing default rates, and loss severities on the underlying real estate collateral;
•	increases in competitive pressure in the banking and financial services industries;
•	changes in the interest rate environment, which are affected by many factors beyond our control, including inflation, recession, unemployment, money supply, domestic and international events and changes in the United States and other financial markets, and that could reduce anticipated or actual margins; temporarily reduce the market value of our available-for-sale investment securities and temporarily reduce accumulated other comprehensive income or increase accumulated other comprehensive loss, which temporarily could reduce shareholders’ equity;
•	enterprise risk management may not be effective in mitigating risk and reducing the potential for losses;
•	changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry, including as a result of the presidential administration and congressional elections;
•	general economic conditions resulting in, among other things, a deterioration in credit quality;
•	changes occurring in business conditions and inflation, including the impact of inflation on us, including a decrease in demand for new mortgage loan and commercial real estate loan originations and refinancings, an increase in competition for deposits, and an increase in non-interest expense, which may have an adverse impact on our financial performance;
•	changes in access to funding or increased regulatory requirements with regard to funding, which could impair our liquidity;
•	FDIC assessment which has increased, and may continue to increase, our cost of doing business;
•	cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third party security breaches, which subject us to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events;
•	changes in deposit flows, which may be negatively affected by a number of factors, including rates paid by competitors, general interest rate levels, regulatory capital requirements, and returns available to customers on alternative investments;
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•	changes in technology, including the increasing use of artificial intelligence;
•	our current and future products, services, applications and functionality and plans to promote them;
•	changes in monetary and tax policies, including potential changes in tax laws and regulations;
•	changes in accounting standards, policies, estimates and practices as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board;
•	our assumptions and estimates used in applying critical accounting policies, which may prove unreliable, inaccurate or not predictive of actual results;
•	the rate of delinquencies and amounts of loans charged-off;
•	the rate of loan growth in recent years and the lack of seasoning of a portion of our loan portfolio;
•	our ability to maintain appropriate levels of capital, including levels of capital required under the capital rules implementing Basel III;
•	our ability to successfully execute our business strategy;
•	our ability to attract and retain key personnel;
•	our ability to retain our existing customers, including our deposit relationships;
•	any use of brokered deposits which may be an unstable and/or an expensive deposit source to fund earning asset growth;
•	our ability to obtain brokered deposits as an additional funding source could be limited;
•	adverse changes in asset quality and resulting credit risk-related losses and expenses;
•	the potential effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as epidemics and pandemics (including COVID-19), war or terrorist activities, disruptions in our customers’ supply chains, disruptions in transportation, essential utility outages or trade disputes and related tariffs;
•	disruptions due to flooding, severe weather or other natural disasters; and
•	additional factors that may be disclosed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Incorporation by Reference” and in any prospectus supplement or free writing prospectus that is provided to you in connection with an offering of securities pursuant to this prospectus.

All forward-looking statements are qualified in their entirety by these and other cautionary statements that we make from time to time in our other SEC filings and public communications. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned not to place undue reliance on such forward-looking statements. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. Forward-looking statements included or incorporated by reference in this prospectus are made only as of the date hereof. We undertake no obligation, and specifically disclaim any duty, to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

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First Community Corporation

First Community Corporation, a bank holding company registered under the Bank Holding Company Act of 1956, was incorporated under the laws of South Carolina in November 1994 primarily to own and control all of the capital stock of First Community Bank, which commenced operations in August 1995. The Bank’s primary federal regulator is the Federal Deposit Insurance Corporation (the “FDIC”). The Bank is also regulated and examined by the South Carolina Board of Financial Institutions (the “S.C. Board”).

We engage in a commercial banking business from our main office in Lexington, South Carolina and our 21 full-service offices located in: the Midlands of South Carolina, which includes Lexington County (6 offices), Richland County (4 offices), Newberry County (2 offices) and Kershaw County (1 office); the Upstate of South Carolina, which includes Greenville County (2 offices), Anderson County (1 office) and Pickens County (1 office); the Piedmont Region of South Carolina, which includes York County, South Carolina (1 office); the Central Savannah River Area, which includes Aiken County, South Carolina (1 office); and in Augusta, Georgia, which includes Richmond County (1 office) and Columbia County (1 office).

At September 30, 2024, we had approximately $1.9 billion in assets, $1.2 billion in loans, $1.6 billion in deposits, and $143.3 million in shareholders’ equity.

We offer a wide range of traditional banking products and services for professionals and small-to medium-sized businesses, including consumer and commercial, mortgage, brokerage and investment, and insurance services. We also offer online banking to our customers. We have grown organically and through acquisitions.

Our principal executive office is located at 5455 Sunset Boulevard, Lexington, South Carolina 29072 and our telephone number is (803) 951-2265. Our website is www.firstcommunitysc.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

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Risk Factors

An investment in our securities involves certain risks. Before you invest in any of our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC, and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also carefully read the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from any sale of these securities for general corporate purposes, which may include, among other things, investments in or advances to our bank subsidiary, working capital, capital expenditures, stock repurchases, debt repayment, organic growth, the financing of possible acquisitions, and making investments at the holding company level.

Description of Securities We May Offer

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to Our Articles of Incorporation, as amended (our “Articles of Incorporation”), our Bylaws, as amended (our “Bylaws”), the South Carolina Business Corporation Act of 1988, as amended (the “SCBCA”) and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

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Description of Capital Stock

The following description of our capital stock is a summary only and is subject to, and is qualified in its entirety by reference to, applicable provisions of the SCBCA, Our Articles of Incorporation and our Bylaws. Although we believe this summary covers the material terms and provisions of our capital stock set forth in Our Articles of Incorporation and Bylaws, it may not contain all of the information that is important to you.

In this section “Description of Capital Stock,” the “Company,” “we,” “our,” or “us” refer only to First Community Corporation and not to any of its subsidiaries.

Authorized Shares of Capital Stock

The authorized capital stock of First Community Corporation consists of 20,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share, the rights and preferences of which may be designated as the board of directors may determine. The following summary describes the material terms of our capital stock.

Common Stock

General. As of the date of this prospectus, Our Articles of Incorporation provide that we may issue up to 20,000,000 shares of common stock, par value $1.00 per share. As of September 30, 2024, we had 7,640,648 shares of common stock issued and outstanding, which includes 1,352 shares of unvested restricted common stock reserved for officers and 13,464 shares of unvested restricted common stock reserved for directors but does not include 39,395 shares of common stock reserved for the vesting of time-based restricted stock units, and 97,228 shares of common stock reserved at the maximum level for the vesting of performance-based restricted stock units. In addition, as of September 30, 2024, we had the ability to issue 80,174 shares of common stock pursuant to options, restricted stock, restricted stock units and other equity awards that may be granted in the future under our existing equity compensation plan. Furthermore, we had 110,392.821 deferred stock units under the First Community Corporation Amended and Restated Non-Employee Director Deferred Compensation Plan (the “Plan”), which are not included in our common stock issued and outstanding as of September 30, 2024. Deferred stock units under the Plan receive dividend equivalents in the form of additional deferred stock units, and shares of our common stock will be issued on a one-for-one basis in respect of deferred stock units upon a distribution from the Plan.

Our common stock is traded on The Nasdaq Capital Market under the symbol “FCCO.”

Dividend Rights. Holders of shares of the common stock are entitled to receive such dividends as may from time to time be declared by the board of directors out of funds legally available for distribution. Our ability to pay dividends will be dependent on our earnings and financial condition and subject to certain restrictions imposed by state and federal laws.

Voting Rights. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Except in regard to the election of directors, when a quorum is present at a meeting, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the SCBCA, our Articles of Incorporation or our Bylaws require a higher vote. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

Directors shall be elected by a plurality vote of the shareholders.

In general, except as otherwise provided in our Articles of Incorporation, pursuant to the SCBCA (i) amendments to our Articles of Incorporation must be approved by two-thirds of the votes entitled to be cast, regardless of voting group, and in addition by two-thirds of the votes entitled to be cast within each voting group entitled to vote separately thereon; and (ii) the dissolution of the Company must be approved by two-thirds of the votes entitled to be cast thereon.

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Our Articles of Incorporation provide that a merger, consolidation, or sale of the Company or any substantial part of the Company’s assets must be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our outstanding shares of common stock entitled to vote.

Our Articles of Incorporation also provide that our board of directors may alter, amend, or repeal any of our bylaws or adopt new bylaws, subject to our shareholders’ concurrent right to alter, amend, or repeal any of our bylaws or adopt new bylaws. The shareholders may amend the such bylaws of the Company only upon the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast.

Liquidation Rights. In the event of a liquidation, dissolution, or winding-up of the Company, holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the company and the liquidation preference of any outstanding preferred stock. The merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of preferred stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

Other Rights. Holders of our common stock do not have preemptive, conversion, redemption, or sinking fund rights.

Preferred Stock

General. We may issue up to 10,000,000 shares of preferred stock, $1.00 par value per share, from time to time in one or more series. Our Articles of Incorporation provide that the board of directors is authorized, without further action by the holders of the common stock, to provide for the issuance of shares of the preferred stock in one or more classes or series and to fix the designations, preferences, and other rights and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption price, and liquidation preference, and to fix the number of shares to be included in any such classes or series. Any preferred stock so issued may rank senior to the common stock with respect to the payment of dividends and amounts upon liquidation, dissolution, or winding-up. In addition, any such shares of preferred stock may have class or series voting rights. Issuances of preferred stock, while providing us with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of common stock, and in certain circumstances such issuances could have the effect of decreasing the market price of the common stock.

The authorization of preferred stock could have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. See “—Anti-Takeover Provisions.”

As of September 30, 2024, we had no shares of preferred stock issued and outstanding.

We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. The following description and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the certificate of amendment to our Articles of Incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series of preferred stock. Those terms may include:

•	the number of shares being offered;
•	the title, designation and liquidation preference per share;
•	the purchase price;
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•	any voting rights;
•	the dividend rate or method for determining that rate;
•	the dates on which dividends will be paid;
•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;
•	any applicable redemption or sinking fund provisions;
•	any applicable conversion provisions;
•	whether we have elected to offer depositary shares with respect to that series of preferred stock;
•	the exchange or market, if any, where the preferred stock will be listed or traded; and
•	any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Voting Rights. The voting rights, if any, of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

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Anti-Takeover Provisions

General. Certain provisions of our Articles of Incorporation, our Bylaws and the SCBCA may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors, but which individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

Authorized but Unissued Stock. The authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the company’s management.

Supermajority Voting Requirements. Our Articles of Incorporation require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote to approve any merger, consolidation, or sale of the company or any substantial part of the Company’s assets.

Number of Directors. Our Articles of Incorporation and Bylaws provide that the number of directors shall be fixed from time to time by resolution by at least a majority of the directors then in office, but may not consist of fewer than nine nor more than 25 members.

Classified Board of Directors. Our board of directors is divided into three classes so that each director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. In the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned among the three classes of directors so as to maintain such classes as nearly equal as possible, and the terms of any newly created directorships filled by the board from such increase in the number of directors shall expire at the next election of directors by the shareholders. Approximately one-third of the board of directors will be elected at each annual meeting of shareholders. The classification of directors, together with the provisions in the articles and bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the board of directors, will have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable, and three meetings, rather than one, would be required to replace the entire board.

Number, Term, and Removal of Directors. We currently have 12 directors, but our Bylaws authorize this number to be increased or decreased by our board of directors. Our directors are elected to three year terms by a plurality vote of our shareholders. Our Bylaws provide that shareholders may remove a director without cause upon the approval of the holders of two-thirds of the shares entitled to vote in an election of directors. Our Bylaws provide that all vacancies on our board may be filled by a majority of the remaining directors for the unexpired term.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. The Bylaws establish advance notice procedures with regard to shareholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. These procedures provide that the notice of shareholder proposals and shareholder nominations for the election of directors at any meeting of shareholders must be made in writing and delivered to the secretary of the Company no later than 90 days prior to the meeting. We may reject a shareholder proposal or nomination that is not made in accordance with such procedures.

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Nomination Requirements. Pursuant to our Bylaws, we have established certain nomination requirements for an individual to be elected as a director of the Company at any annual or special meeting of the shareholders, including that the nominating party provide us within a specified time prior to the meeting (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of any shareholders’ meeting may, for good cause shown, waive the operation of these provisions. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on our board of directors.

Business Combinations with Interested Shareholders. We are subject to the South Carolina business combination statute, which restricts mergers and other similar business combinations between public companies headquartered in South Carolina and any 10% shareholder of the Company. The statute prohibits such a business combination for two years following the date the person acquires shares to become a 10% shareholder unless the business combination or such purchase of shares is approved by a majority of the company’s outside directors. The statute also prohibits such a business combination with a 10% shareholder at any time unless the transaction complies with our Articles of Incorporation and either (i) the business combination or the shareholder’s purchase of shares is approved by a majority of the Company’s outside directors, (ii) the business combination is approved by a majority of the shares held by the Company’s other shareholders at a meeting called no earlier than two years after the shareholder acquired the shares to become a 10% shareholder; or (iii) the business combination meets specified fair price and form of consideration requirements.

Banking Laws. The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 and the regulations thereunder require any “bank holding company” (as defined therein) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. On January 30, 2020, the Federal Reserve issued a final rule (which became effective September 30, 2020) that clarified and codified the Federal Reserve’s standards for determining whether one company has control over another. The final rule established four categories of tiered presumptions of control that are based on the percentage of voting shares held by the investor (less than 5%, 5-9.9%, 10-14.9% and 15-24.9%) and the presence of other indicia of control. As the percentage of ownership increases, fewer indicia of control are permitted without falling outside the presumption of noncontrol. These indicia of control include nonvoting equity ownership, director representation, management interlocks, business relationship and restrictive contractual covenants. Under the final rule, investors can hold up to 24.9% of the voting securities and up to 33% of the total equity of a company without necessarily having a controlling influence. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of a company’s common stock that a holder is entitled to receive pursuant to securities convertible into or settled in such company’s common stock, including pursuant to warrants to purchase such company’s common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of such company’s common stock.

Effect of Anti-Takeover Provisions. The foregoing provisions of our Articles of Incorporation and Bylaws, as well as South Carolina laws and banking laws and regulations could have the effect of discouraging an acquisition or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of our common stock. In addition, such provisions may make us less attractive to a potential acquirer and/or might result in shareholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.

Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. Our board of directors believe that these provisions are in our best interests and the best interests of our shareholders. In the board of directors’ judgment, the board of directors is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of our shareholders. Accordingly, the board of directors believes that it is in our best interests and in the best interests of our shareholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts.

Despite the board of directors’ belief as to the benefits of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which shareholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Our board of directors, however, believes that the potential benefits of these provisions outweigh their possible disadvantages.

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Description of Debt Securities

In this section “Description of Debt Securities,” the “Company,” “we,” “our,” or “us” refer only to First Community Corporation and not to any of its subsidiaries.

General

The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series).

As required by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture to be entered into by and between us and such bank or trust company that we select to act as trustee (the “trustee”). The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s). The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.

Each prospectus supplement will specify the particular terms of the securities offered. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•	any provisions relating to the issuance of the debt securities of the series at an original issue discount;
•	the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;
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•	whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•	whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;
•	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•	if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
•	whether the debt securities may be issuable in tranches;
•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;
•	any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;
•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
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•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);
•	whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;
•	whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;
•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;
•	any restrictions, conditions or requirements for transfer of the debt securities; and
•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

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Consolidation, Merger and Transfer of Assets

Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

•	we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly-owned subsidiary. The term “wholly-owned subsidiary” means any subsidiary in which we and/or our other wholly-owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of, or interest on, any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

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Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;
•	default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;
•	our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the indenture relating to such series, for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a “Notice of Default” shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;
•	if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt; or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a “proceeding”; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days; or we by any act indicate consent to or approval of or acquiescence in any proceeding for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under “Consolidation, Merger and Transfer of Assets;” or
•	any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.

Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

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The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;
•	the trustee has not started such proceeding within 60 days after receiving the request and offer of security or indemnity; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;
•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or
•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have irrevocably deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

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then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and
•	we must deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

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Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

General. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

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Description of Warrants

In this section “Description of Warrants,” the “Company,” “we,” “our,” or “us” refer only to First Community Corporation and not to any of its subsidiaries.

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. We will issue each series of warrants under a separate warrant agreement and/or warrant certificate. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement and/or warrant certificate will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement and/or warrant certificate, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;
•	the aggregate number of warrants offered;
•	the amount of warrants outstanding, if any;
•	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
•	the exercise price or prices of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	provisions for changes to or adjustments in the exercise price of the warrants;
•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	the anti-dilution, redemption or call provisions of the warrants, if any;
•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

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Description of Depositary Shares

In this section “Description of Depositary Shares,” the “Company,” “we,” “our,” or “us” refer only to First Community Corporation and not to any of its subsidiaries.

The following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), and form of depositary receipt, which we will file with the SEC in connection with an issuance of depositary shares.

General

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock, most likely in the event that the number our then authorized but yet undesignated shares of preferred stock is not sufficient to offer full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

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Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or
•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed, and it accepts the appointment.

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Description of Subscription Rights

In this section “Description of Subscription Rights,” the “Company,” “we,” “our,” or “us” refer only to First Community Corporation and not to any of its subsidiaries.

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to shareholders using this prospectus.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for shareholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the subscription rights, which we will file with the SEC in connection with an issuance of subscription rights.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the subscription rights;
•	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;
•	the exercise price of the subscription rights;
•	whether the subscription rights are transferable;
•	the period during which the subscription rights may be exercised and when they will expire;
•	the steps required to exercise the subscription rights;
•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and
•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

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Description of Stock Purchase Contracts and Stock Purchase Units

In this section “Description of Stock Purchase Contracts and Stock Purchase Units,” the “Company,” “we,” “our,” or “us” refer only to First Community Corporation and not to any of its subsidiaries.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a fixed or varying number of shares of our common stock, preferred stock, depositary shares or debt securities at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share, and number of shares, of our common stock, preferred stock, depositary shares or debt securities may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement. Any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units, which we will file with the SEC in connection with an issuance of the Stock Purchase Contracts or Stock Purchase Units.

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Description of Units

In this section “Description of Units,” the “Company,” “we,” “our,” or “us” refer only to First Community Corporation and not to any of its subsidiaries.

We may issue units consisting of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will describe:

•	the terms of the units and of any of the other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	the terms of any unit agreement governing the units; and
•	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;
•	the U.S. federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

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Plan of Distribution

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, in privately negotiated transactions, or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act of 1933, as amended, or the “Securities Act”). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is not listed on a national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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Legal Matters

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Greenville, South Carolina. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

Experts

The consolidated financial statements of First Community Corporation and its subsidiary as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, have been so incorporated in reliance upon the report of Elliott Davis, LLC, an independent registered public accounting firm, incorporated by reference herein, and given the authority of said firm as experts in auditing and accounting.

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Incorporation of Certain Information By Reference

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any documents filed with the SEC after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except, in each case, to the extent that information or documents are deemed to be “furnished” rather than “filed” with the SEC in accordance with its rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024, for the quarter ended June 30, 2024, filed with the SEC on August 12, 2024, and for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024;
•	our Current Reports on Form 8-K filed with the SEC on January 24, 2024, April 8, 2024, April 17, 2024, May 14, 2024, May 15, 2024, May 23, 2024, July 1, 2024, July 17, 2024, July 29, 2024, September 3, 2024, October 16, 2024, November 5, 2024 and December 18, 2024;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2024; and
•	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A filed with the SEC on April 26, 1996, including any subsequently filed amendments and reports updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

We will provide to each person to whom a prospectus or prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents). Requests should be directed to:

First Community Corporation

Attn: Shareholder Information

5455 Sunset Blvd.

Lexington, SC 29072

Telephone: (803) 951-2265 (between 9:00 a.m. and 5:00 p.m. Eastern time)

We maintain a website at www.firstcommunitysc.com where the incorporated documents listed above can be accessed through the About section, under the Investors link. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

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Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and file with the SEC Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Our SEC filings, including the filings that are incorporated by reference into this prospectus, are available to the public from the SEC’s web site at www.sec.gov or on our website at www.firstcommunitysc.com. Please note that our website address is provided in this prospectus as an inactive textual reference only.  The information found on, or accessible through, our website is not a part of this prospectus or any prospectus supplement, and therefore is not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the SEC’s rules and regulations. For more complete information about us, or a more complete understanding any offering of securities that we might make, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

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PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units, Units

December 18, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

SEC Registration Fee	$11,482.50
Trustee and Transfer Agent Fees and Expenses	*
Printing Expenses	*
Warrant Agent Fees and Expenses	*
Exchange Listing Fees	*
Rating Agency Fees	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	*
*	These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15.      Indemnification of Directors and Officers

Our Articles of Incorporation contain a conditional provision which, subject to certain exceptions described below, eliminates the liability of a director to the company or its shareholders for monetary damages for a breach of a fiduciary duty. This provision does not eliminate such liability (i) for any breach of the director’s duty of loyalty, (ii) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (iii) for any transaction from which the director derives any improper personal benefits.

Our Bylaws require the company to indemnify any person who was, is, or is threatened to be made a party in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of service by such person as a director of the company or its subsidiary bank or any other corporation which he served as such at the request of the company. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have the company advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

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Under our Bylaws, First Community Corporation shall indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed: (A) in the case of conduct in his official capacity with First Community, that his conduct was in its best interest; and (B) in all other cases, that his conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in the preceding sentence. The determination of whether the director met the standard of conduct described herein shall be made in accordance with Section 33-8-550 of the South Carolina Business Corporation Act of 1988, or SCBCA, or any successor provision or provisions. In addition to the bylaws, Section 33-8-520 of the SCBCA requires that a corporation “indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.” The SCBCA also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the SCBCA. However, under the articles of incorporation, indemnification will be disallowed if it is established that the director (i) breached his duty of loyalty to First Community, (ii) engaged in intentional misconduct or a knowing violation of law, or (iii) derived an improper personal benefit.

The board of directors also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The board of directors has extended or intends to extend indemnification rights to all of its executive officers.

We have obtained directors’ and officers’ liability insurance. The policy provides for coverage including prior acts and liabilities under the Securities Act, within the limits and subject to the limitations of such insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Community Corporation pursuant to the provisions discussed above, First Community Corporation has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16.      Exhibits

Please see the Exhibit Index included herewith immediately preceding the signature pages hereto, which is incorporated by reference.

Item 17.      Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

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provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of the above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.
(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement.

1.2*	Form of Placement Agent Agreement.

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on June 27, 2011).

3.2	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on May 23, 2019).

3.3	Amended and Restated Bylaws dated May 16, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on May 18, 2023).

4.1	See Exhibits 3.1, 3.2, and 3.3 for provisions of the Restated Articles of Incorporation, as amended and Bylaws, which define the rights of the shareholders.

4.2	First Community Corporation is a party to long-term debt instruments under which the total amount does not exceed 10% of the total assets of First Community Corporation and its subsidiaries on a consolidated basis. Pursuant to paragraph (b)(4)(iii)(A) of Item 601 of Regulation S-K, First Community Corporation agrees to furnish a copy of such instruments to the SEC upon request.

4.3*	Form of Certificate of Designations of Preferred Stock.

4.4*	Form of Preferred Stock Certificate.

4.5*	Form of Warrant Agreement and Warrant Certificate.

4.6	Form of Indenture.

4.7*	Form of Debt Security.

4.8*	Form of Purchase Contract Agreement.

4.9*	Form of Deposit Agreement and Depositary Receipt.

4.10*	Form of Subscription Certificate.

4.11*	Form of Subscription Agent Agreement.

4.12*	Form of Unit Agreement and Unit Certificate.

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1	Consent of Elliott Davis, LLC.

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the registration statement).

25.1***	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.

107	Filing Fee Table

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Annexes, schedules, and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. First Community Corporation agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, State of South Carolina, on December 18, 2024.

FIRST COMMUNITY CORPORATION

By:	/s/ Michael C. Crapps
Michael C. Crapps
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Michael C. Crapps and D. Shawn Jordan his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 18, 2024.

Signature	Title; Capacity

/s/ Michael C. Crapps	President and Chief Executive Officer and Director
Michael C. Crapps	(Principal Executive Officer)

/s/ D. Shawn Jordan	Chief Financial Officer
D. Shawn Jordan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Chimin J. Chao	Chairman of the Board of Directors
Chimin J. Chao

/s/ Thomas C. Brown	Director
Thomas C. Brown

/s/ Jan H. Hollar	Director
Jan H. Hollar

/s/ Ray E. Jones	Director
Ray E. Jones

/s/ W. James Kitchens, Jr.	Vice Chairman of the Board of Directors
W. James Kitchens, Jr.

/s/ Mickey E. Layden	Director
Mickey E. Layden

/s/ J. Ted Nissen	Director
J. Ted Nissen

/s/ E. Leland Reynolds	Director
E. Leland Reynolds

/s/ Alexander Snipe, Jr.	Director
Alexander Snipe, Jr.

/s/ Jane S. Sosebee	Director
Jane S. Sosebee

/s/ Roderick M. Todd, Jr.	Director
Roderick M. Todd, Jr.